AMENDMENT 1 TO
AMENDED AND RESTATED PARTICIPATION AGREEMENT

THIS AMENDMENT, dated as of the ____ day of October, 2009 is by and among Symetra Life Insurance Company (the "Company"), a Washington life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each separate account hereinafter referred to as the "Account"), DWS VARIABLE SERIES I, DWS VARIABLE SERIES II and DWS INVESTMENTS VIT FUNDS (individually, a "Fund"), each a Massachusetts business trust created under a Declaration of Trust, as amended, DWS SCUDDER DISTRIBUTORS, INC. (the "Underwriter"), a Delaware corporation, and DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC., a Delaware corporation (the “Adviser”).
WHEREAS, the parties have entered into an Amended and Restated Participation Agreement dated May 1, 2008; and
WHEREAS, the parties hereto agree that, except as expressly provided herein, no term or provision of the Amended and Restated Participation Agreement shall be deemed amended, supplemented or modified, and each term and provision of the Amended and Restated Participation Agreement shall remain in full force and effect.

NOW THEREFORE, in consideration of the premises and the agreements contained herein and other consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Amended and Restated Participation Agreement as follows:

1.    Schedule A of the Agreement is deleted and replaced in its entirety with the Schedule A attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date first above written.

COMPANY:	SYMETRA LIFE INSURANCE COMPANY

By:
Name: Linda C. Mahaffey
Title: Vice President

FUND:    DWS VARIABLE SERIES I

By:
Name: ______________________________
Title:

DWS VARIABLE SERIES II

By:
Name: ______________________________
Title:

DWS INVESTMENTS VIT FUNDS

By:
Name: ______________________________
Title:

UNDERWRITER:    DWS SCUDDER DISTRIBUTORS, INC.

By:
Name: ______________________________
Title:

By:
Name: ______________________________
Title:

ADVISER:	DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By:
Name: ______________________________
Title:

By:
Name: ______________________________
Title:

SCHEDULE A

Name of Separate Account and Date Established by Board of Directors
Symetra Separate Account C
Resource Variable Account B
Symetra Deferred Variable Annuity Account
Symetra Separate Account SL
Symetra Separate Account D (unregistered)

Contracts Funded by Separate Account

Spinnaker Variable Annuity                 (Separate Account C)
Spinnaker Plus Variable Annuity             (Separate Account C)
Spinnaker Advisor Variable Annuity         (Separate Account C)
Spinnaker Choice Variable Annuity             (Separate Account C)
Symetra Focus Variable Annuity             (Separate Account C)
Mainsail Variable Annuity                 (Separate Account C)
Retirement Passport Group Variable Annuity     (Separate Account C)
Resource B Variable Annuity             (Resource Variable Account B)
Symetra Deferred Variable Annuity            (Symetra Deferred Variable Annuity Account)
Premier Variable Universal Life             (Symetra Separate Account SL)
Symetra Complete Variable Life             (Symetra Separate Account SL)
Symetra Complete Advisor Variable Life        (Symetra Separate Account SL)
Symetra Group Variable Annuity             Symetra Separate Account D (unregistered)

SCHEDULE B
DESIGNATED PORTFOLIOS
AND CLASSES THEREOF

Designated Portfolios.                            Share Class

A.    DWS Variable Series I
DWS Capital Growth VIP                    Class B
DWS Global Opportunities VIP                Class B
DWS International VIP                    Class A
DWS International VIP                    Class B

B.    DWS Variable Series II
DWS Balanced VIP                        Class A
DWS Global Thematic VIP                    Class B
DWS Money Market VIP                    Class A
DWS Dreman Small Mid Cap Value VIP            Class B

C.    DWS Investments VIT Funds
DWS Small Cap Index VIP                    Class A